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Filed Pursuant to Rule 424(b)(2)
Registration No. 333-121607

PROSPECTUS SUPPLEMENT
(To prospectus dated May 18, 2005 and
prospectus supplement dated May 18, 2005)

LEHMAN BROTHERS HOLDINGS INC.
MEDIUM-TERM NOTES, SERIES H
PERFORMANCE LINKED TO THE VALUE OF A COMMON STOCK, A
STOCK INDEX, A BASKET OF COMMON STOCKS OR A BASKET OF STOCK INDICES

        The following terms will generally apply to certain notes that Lehman Brothers Holdings will sell from time to time using this prospectus supplement (the "synthetic convertible prospectus supplement") and the accompanying prospectus supplement dated May 18, 2005 relating to Lehman Brothers Holdings' Medium-Term Notes, Series H (the "MTN prospectus supplement") and the accompanying prospectus dated May 18, 2005 (the "base prospectus"). Lehman Brothers Holdings will include information on the specific terms for each series of notes in a pricing supplement to this synthetic convertible prospectus supplement that Lehman Brothers Holdings will deliver to prospective buyers of the notes.

        Securities offered:    Notes of Lehman Brothers Holdings (a "note," and, in the aggregate, the "notes").

        Reference equity:    The return on the notes will be linked to a common stock (an "index stock"), a stock index, a basket of common stocks, a basket of stock indices or a combination of two or more of the foregoing, as specified in the relevant pricing supplement. As used in this synthetic convertible prospectus supplement, the term "common stock" includes other types of equity securities, including American Depositary Shares (or "ADSs").

        Principal amount:    As specified in the relevant pricing supplement.

        Stated maturity date:    As specified in the relevant pricing supplement, subject to postponement if a market disruption event occurs on the valuation date.

        Interest:    Lehman Brothers Holdings will pay you interest on the dates and at the rate per year specified in the relevant pricing supplement.

        Valuation date:    Unless otherwise specified in the relevant pricing supplement, the third business day prior to the stated maturity date or, in the case of redemption, the date that notice of redemption is given or, in the case of repurchase, the date that is a number of business days equal to the determination period specified in the relevant pricing supplement before the repurchase date, in each case subject to postponement if a market disruption event occurs.

        Threshold value:    As specified in the relevant pricing supplement.

        Denominations:    $1,000 and whole multiples of $1,000.

        Ranking:    Senior unsecured debt securities of Lehman Brothers Holdings.

        Payment at maturity:    At maturity, Lehman Brothers Holdings will pay to you, per $1,000 note, the greater of:

  (1)
  $1,000, plus any accrued but unpaid interest; and

  (2)
  the alternative redemption amount, plus any accrued but unpaid interest.

        The alternative redemption amount per $1,000 note will equal $1,000 multiplied by a ratio determined by dividing the settlement value on the valuation date by the threshold value.

        The settlement value used for calculating the alternative redemption amount on the stated maturity date will generally be based on the closing price of the index stock, the closing level of the index or the closing level of the basket, as the case may be, on the valuation date. The settlement value may be adjusted under certain circumstances, as described herein.

        You can calculate the alternative redemption amount using the following formula:

$1,000	x	settlement value threshold value

        As a result, you will only receive the alternative redemption amount, plus any accrued but unpaid interest, if the settlement value is greater than the threshold value.

        Redemption:    On or after the date specified in the relevant pricing supplement, Lehman Brothers Holdings may redeem, on not less than 30 days' (or such other period specified in the relevant pricing supplement) prior written notice, each $1,000 note which is part of the series at a price equal to the amount that would be payable to you at maturity, but with the settlement value based on the closing price of the index stock, the closing level of the index or the closing level of the basket, as the case may be, on the date notice of redemption is given, plus any accrued but unpaid interest.

        Repurchase option:    At any time until the earlier of (a) the date Lehman Brothers Holdings gives notice of its intention to redeem the notes or (b) eight business days (or such other period specified in the relevant pricing supplement) before the stated maturity date, you may require Lehman Brothers Holdings to repurchase each $1,000 note which is part of the series at a price equal to the alternative redemption amount, but with the settlement value based on the closing price of the index stock, the closing level of the index or the closing level of the basket, as the case may be, on the date that is a number of business days equal to the determination period specified in the relevant pricing supplement before the repurchase date, plus any accrued but unpaid interest.

        Stock settlement:    In the case of notes whose performance is linked to an index stock, the relevant pricing supplement will specify whether Lehman Brothers Holdings has the option of paying the amount due at maturity or upon repurchase (but not upon redemption) in shares of the index stock (and any other equity securities used in the calculation of the settlement value) or in cash, whether the holder of a note has the option of electing stock settlement at maturity or upon repurchase or whether stock settlement at maturity or upon repurchase is mandatory. Notes whose performance is linked to an index or a basket of common stocks or a basket of indices may only be settled in cash, unless otherwise provided in the relevant pricing supplement.

        Other terms:    You should review "Description of the Notes" and the relevant pricing supplement for other terms that apply to your notes. If any information in the relevant pricing supplement is inconsistent with this synthetic convertible prospectus supplement, the MTN prospectus supplement or the base prospectus, you should rely on the information in the relevant pricing supplement.

        Investing in the notes involves risks. Risk Factors begin on page SS-8.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this synthetic convertible prospectus supplement or any accompanying prospectus supplement or prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        Lehman Brothers Inc., a wholly-owned subsidiary of Lehman Brothers Holdings, makes a market in Lehman Brothers Holdings' securities. It may act as principal or agent in, and this synthetic convertible prospectus supplement may be used in connection with, those transactions. Any such sales will be made at varying prices related to prevailing market prices at the time of sale.

LEHMAN BROTHERS

May 18, 2005

        You should rely only on the information contained or incorporated by reference in this synthetic convertible prospectus supplement, the MTN prospectus supplement, the base prospectus, and any relevant pricing supplement. No one has been authorized to provide you with different information. You should not assume that the information contained in this synthetic convertible prospectus supplement, the MTN prospectus supplement or the base prospectus is accurate as of any date other than the date on the front cover of the document. Securities are not being offered in any jurisdiction where the offer is not permitted.

TABLE OF CONTENTS

Prospectus Supplement
Summary Information—Q&A	SS-3
Risk Factors	SS-8
Use of Proceeds and Hedging	SS-14
Description of the Notes	SS-15
Common Stock Information	SS-28
Index Information	SS-28
United States Federal Income Tax Consequences	SS-29
Supplemental ERISA Considerations	SS-33
Book-Entry Issuance	SS-34
Supplemental Plan of Distribution	SS-34
MTN Prospectus Supplement
Risk Factors	S-3
Description of the Notes	S-8
Certain ERISA Considerations	S-30
Plan of Distribution	S-31
Base Prospectus
Prospectus Summary	1
General Information	6
Cautionary Statement Regarding Forward-Looking Statements	6
Use of Proceeds	7
Ratios of Earnings to Fixed Charges and of Earnings to Combined Fixed Charges and Preferred Stock Dividends	7
Description of Debt Securities	8
Description of Warrants	19
Description of Purchase Contracts	23
Description of Preferred Stock	27
Description of Depositary Shares	30
Description of Common Stock	32
Description of Units	34
Form, Exchange and Transfer	37
Book-Entry Procedures and Settlement	38
United States Federal Income Tax Consequences	40
Plan of Distribution	54
Certain ERISA Considerations	58
Where You Can Find More Information	58
Legal Matters	59
Experts	59

SUMMARY INFORMATION—Q&A

        This summary highlights selected information from this synthetic convertible prospectus supplement, the MTN prospectus supplement and the base prospectus to help you understand the notes. You should carefully read this synthetic convertible prospectus supplement, the MTN prospectus supplement, the base prospectus and the relevant pricing supplement to understand fully the terms of the notes and the tax and other considerations that are important to you in making a decision about whether to invest in the notes. You should pay special attention to the "Risk Factors" section beginning on page SS-8 to determine whether an investment in the notes is appropriate for you.

        In this synthetic convertible prospectus supplement, references to the "base prospectus" mean the accompanying prospectus, as supplemented by the accompanying MTN prospectus supplement. References to the "relevant pricing supplement" mean the pricing supplement that describes the specific terms of the series of the notes that you purchase.

What are the notes?

        The notes will be a series of senior debt of Lehman Brothers Holdings Inc. ("Lehman Brothers Holdings") whose value will be tied to the performance of an index stock, a stock index, a basket of common stocks or a basket of stock indices. See "Common Stock Information" and "Index Information." The notes will rank equally with all other unsecured debt of Lehman Brothers Holdings, except subordinated debt, and will mature on the date specified in the relevant pricing supplement, unless postponed because a market disruption event occurs on the applicable valuation date.

What payments will I receive on the notes before maturity?

        The interest rate, the interest payment dates and the related record dates will be specified in the relevant pricing supplement. If any interest payment date is not a business day, you will receive payment on the following business day.

What will I receive if I hold the notes until the stated maturity date?

        Lehman Brothers Holdings has designed this type of note for investors who want to protect their investment by receiving at least the principal amount of their investment at maturity and who also want to participate in a possible increase in the market price of the index stock, the level of the index or the level of the basket, as the case may be. At maturity, you will receive a payment per $1,000 note, equal to the greater of:

  •
  $1,000, plus any accrued but unpaid interest; and

  •
  the alternative redemption amount, plus any accrued but unpaid interest.

        As a result, if you hold the notes until maturity, you will not receive less than the principal amount; provided, that in the case of notes whose performance is linked to an index stock, you may, under certain circumstances, receive less than the principal amount if Lehman Brothers Holdings pays the amount due at maturity in shares of index stock, as described below under "What is the stock settlement option?"

        The payment on the stated maturity date may be postponed if a market disruption event occurs, as described below under "Description of the Notes—Settlement value".

How does the redemption feature work?

        Lehman Brothers Holdings may redeem, on not less than 30 days' (or such other period specified in the relevant pricing supplement) prior written notice, all or part of a series of notes on one or more occasions on or after the date specified in the relevant pricing supplement at a redemption price per $1,000 note equal to the greater of:

  •
  $1,000, plus any accrued but unpaid interest; and

  •
  the alternative redemption amount, but with the settlement value based on the closing price of the index stock, the closing level of the index or the closing level of the basket, as the case may be, on the date the notice of redemption is given, plus any accrued but unpaid interest.

        As a result, if Lehman Brothers Holdings redeems your notes, you will not receive less than the principal amount.

        The payment on the redemption date may be postponed if a market disruption event occurs, as described below under "Description of the Notes—Settlement value".

How can you require Lehman Brothers Holdings to repurchase your notes?

        At any time until the earlier of (a) the date Lehman Brothers Holdings gives notice of its intention to redeem the notes or (b) eight business days (or such other period specified in the relevant pricing supplement) before the stated maturity date, you may instruct Lehman Brothers Holdings to repurchase all or part of your notes at a price per $1,000 note equal to the alternative redemption amount, but with the settlement value based on the closing price of the index stock, the closing level of the index or the closing level of the basket, as the case may be, on the date that is a number of business days equal to the determination period specified in the relevant pricing supplement before the repurchase date, plus any accrued but unpaid interest by giving Lehman Brothers Holdings written notice on any business day at the corporate trust office of the trustee for the notes. The repurchase date will be the eighth business day following the business day when Lehman Brothers Holdings has received your written notice, unless payment is postponed because a market disruption event occurs.

        If Lehman Brothers Holdings repurchases your notes, the amount you receive may be greater or less than $1,000 per $1,000 note. In addition, in the case of notes whose performance is linked to an index stock, you may, under certain circumstances, receive less than you would otherwise receive if Lehman Brothers Holdings pays the amount due upon repurchase in shares of index stock, as described below under "What is the stock settlement option?"

        The payment on the repurchase date may be postponed if a market disruption event occurs, as described below under "Description of the Notes—Settlement value".

How will the alternative redemption amount be calculated?

        The alternative redemption amount per $1,000 note will be calculated by the following formula:

$1,000	x	settlement value threshold value

        This formula accounts for the fact that the settlement value must be greater than the threshold value for you to receive any amount above $1,000 (excluding any accrued but unpaid interest) per $1,000 note and the portion of any increase that you will receive if the settlement value is greater than the threshold value. The threshold value will be specified in the relevant pricing supplement.

        The settlement value at maturity or upon redemption or repurchase will generally be based on the closing price of the index stock, the closing level of the index or the closing level of the basket, as the case may be, on the applicable valuation date; provided that if the calculation agent determines that a market disruption event has occurred on any such day or if such day is not a scheduled trading day, the valuation date will be postponed and the settlement value will, subject to certain limitations, be based upon the closing price of the index stock, the closing level of the index or the closing level of the basket, as the case may be, on the next succeeding scheduled trading day on which no market disruption event occurs. Any such postponement of the valuation date will cause the payment you receive to be postponed by a number of business days equal to the number of scheduled trading days by which the valuation date is postponed. For notes whose performance is linked to an index stock or a basket of common stocks, the settlement value will also include any other equity securities or any cash received by a holder of the index stock or a holder of the common stocks in the basket, as the case may be, as a result of transactions, events or occurrences as described below. See "Description of the Notes—Determination of alternative redemption amount" for details. For notes whose performance is linked to an index or a basket of indices, the closing level of a relevant index may be adjusted in limited circumstances. See "Description of the Notes—Discontinuance of one or more relevant indices" for details.

        The relevant pricing supplement will contain examples of how the alternative redemption amount will be calculated.

What changes will be made to the settlement value?

        For notes whose performance is linked to an index stock or a basket of common stocks, changes will be made to the settlement value if the index stock issuer or the issuers of the common stocks included in the basket, as the case may be, or other issuers whose securities are included in the calculation of the settlement value, engage in certain transactions and to reflect certain events affecting such securities, such as stock splits, stock dividends and similar occurrences. For example, if an issuer is not the surviving entity in a merger, its common stock will be removed from the calculation of the settlement value and the settlement value will then include the common stock of the successor entity or cash received in the merger plus any accrued interest. Also as an example, if an issuer distributes the common stock of a subsidiary to shareholders, the value of the subsidiary's common stock will then be added to the settlement value. See "Description of the Notes—Adjustments to multipliers and to securities included in the calculation of the settlement value."

What is the stock settlement option?

        In the case of notes whose performance is linked to an index stock, the relevant pricing supplement will specify whether and under what circumstances the stock settlement at maturity or upon repurchase (but not upon redemption) will be available. If and to the extent stock settlement is available, Lehman Brothers Holdings will, as applicable (a) pay the amount due at maturity, subject to the following paragraph, by delivering, for each $1,000 principal amount of notes, a number of shares of index stock having a value on the applicable valuation date equal to the greater of the settlement value or the alternative redemption amount or (b) pay the amount due upon repurchase, subject to the following paragraph, by delivering, for each $1,000 principal amount of notes, a number of shares of index stock having a value on the applicable valuation date equal to the alternative redemption amount. Upon the occurrence of certain events, or if the index stock issuer is involved in certain transactions, the number of shares of the index stock to be delivered may be adjusted and Lehman Brothers Holdings may deliver, in lieu of or in addition to the index stock, cash and any other equity securities used in the calculation of the settlement value, all as described below under "Description of the Notes—Adjustments to multipliers and to securities included in the calculation of the settlement value." If the calculations above result in fractional shares, Lehman Brothers Holdings will pay cash to you in an amount equal to the value of the fractional shares based upon the closing price of the index stock or such other equity securities on the applicable valuation date.

        If Lehman Brothers Holdings determines that it is prohibited from delivering shares of the index stock or other equity securities, or that it would otherwise be unduly burdensome to do so, it will pay the entire amount due at maturity or upon repurchase in cash.

        Because the settlement value will ordinarily be determined prior to the stated maturity date or the repurchase date, if the notes are settled with stock at maturity or upon repurchase the effect to holders will be as if the notes matured or were repurchased prior to the stated maturity date or repurchase date, as the case may be. Thus, the value of the shares of the index stock and any other equity securities and cash that you receive at maturity or upon repurchase may, as a result of fluctuations in the value of these securities during the period between the valuation date and the stated maturity date or repurchase date, be more or less than the amount you would have received had the notes not been stock settled. Consequently, it is possible that the aggregate value of the securities and cash that you receive at maturity or upon repurchase may be less than the amount you would have received had there not been stock settlement.

        Notes whose performance is linked to an index or a basket of common stocks or to a basket of indices may only be settled in cash, unless otherwise provided in the relevant pricing supplement.

How will I be able to find the settlement value?

        You may call Lehman Brothers Inc. at 212-526-0905 to obtain the settlement value and, in the case of notes whose performance is linked to an index stock or to a basket of common stocks, the number of shares of each stock and other equity securities included in the calculation of the settlement value per $1,000 note, calculated as if the settlement value were being determined on that date.

Are there any risks associated with my investment?

        Yes, the notes will be subject to a number of risks. See "Risk Factors" beginning on page SS-8.

What about taxes?

        The notes will be subject to U.S. Treasury regulations that apply to contingent payment debt instruments. As a result, you will be subject to federal income tax on the accrual of original issue discount in respect of the notes based on the "comparable yield" of the notes, which will exceed the stated interest payments actually made to you. The "comparable yield" of the notes will generally be the rate at which Lehman Brothers Holdings could issue a fixed rate debt instrument with terms and conditions similar to the notes. In addition, gain and, to some extent, loss on the sale, exchange or other disposition of notes will generally be ordinary income or loss. See "United States Federal Income Tax Consequences."

Who is Lehman Brothers Holdings?

        Lehman Brothers Holdings Inc. ("Lehman Brothers Holdings") is one of the leading global investment banks, serving institutional, corporate, government and high-net-worth clients and customers. Lehman Brothers Holdings' worldwide headquarters in New York and regional headquarters in London and Tokyo are complemented by offices in additional locations in North America, Europe, the Middle East, Latin America and the Asia Pacific region. See "Prospectus Summary—Lehman Brothers Holdings Inc." and "Where You Can Find More Information" on pages 1 and 58, respectively, of the base prospectus.

        You may request a copy of any document Lehman Brothers Holdings Inc. files with the Securities and Exchange Commission, or the SEC, pursuant to the Securities and Exchange Act of 1934, at no cost, by writing or telephoning Lehman Brothers Holdings at the address set forth under the caption "Where You Can Find More Information" in the base prospectus.

What is the role of Lehman Brothers Inc.?

        Unless indicated otherwise in the relevant pricing supplement, Lehman Brothers Inc., a subsidiary of Lehman Brothers Holdings, will be an agent for the offering and sale of the notes. Lehman Brothers Inc. will also be the calculation agent for purposes of determining the amount you receive and, in the case of notes whose performance is linked to an index stock, the number of shares of the index stock (and any other equity securities used in the calculation of the settlement value) you receive if there is stock settlement at maturity or upon repurchase of the notes. Potential conflicts of interest may exist between Lehman Brothers Inc. and you as a beneficial owner of the notes. See "Risk Factors—Potential conflicts of interest exist because Lehman Brothers Holdings controls Lehman Brothers Inc., which will act as the calculation agent" and "Description of the Notes—Calculation agent."

        After the initial offering of each series of notes, Lehman Brothers Inc. intends to buy and sell the notes to create a secondary market in the notes and may stabilize or maintain the market price of the notes during the initial distribution of the notes. However, Lehman Brothers Inc. will not be obligated to engage in any of these market activities or to continue them once they are begun.

In what form will the notes be issued?

        The notes of each series will be represented by one or more global securities that will be deposited with and registered in the name of The Depository Trust Company or its nominee. Except in very limited circumstances you will not receive a certificate for your notes.

Will the notes be listed on a stock exchange?

        The notes may be listed on a stock exchange. If a series of notes is listed on a stock exchange, the relevant pricing supplement will identify the exchange and the trading symbol of the series. You should be aware that that the listing of the notes on a stock exchange will not necessarily ensure that a liquid trading market will be available for the notes.

RISK FACTORS

        You should carefully consider the risk factors provided below as well as the other information contained in this synthetic convertible prospectus supplement, the MTN prospectus supplement, the base prospectus, any relevant pricing supplement and the documents incorporated in this document by reference. As described in more detail below, the trading price of the notes may vary considerably before the stated maturity date due, among other things, to fluctuations in the price of the index stock and any other equity securities included in the calculation of the settlement value and other events that are difficult to predict and beyond Lehman Brothers Holdings' control.

        You should reach an investment decision only after you have carefully considered with your advisors the suitability of an investment in the notes in light of your particular circumstances.

The notes will be different from conventional debt securities of Lehman Brothers Holdings in several ways.

  •
  The yield may be lower than the yield on a conventional debt security of comparable maturity. The amount Lehman Brothers Holdings pays you at maturity may be less than the return you could earn on other investments. Because the amount you receive at maturity may only equal the principal amount, the effective yield to maturity on the notes may be less than that which would be payable on a conventional fixed-rate, debt security of Lehman Brothers Holdings. In addition, any return may not fully compensate you for any opportunity cost to you when you take into account inflation and other factors relating to the time value of money.

  •
  If the alternative redemption amount is less than or equal to $1,000 per $1,000 note, you will only receive the principal amount of the note on the stated maturity date. This may be true even if, at some time during the life of the notes, the price of the index stock, the level of the index or the level of the basket, as the case may be, exceeds its price or level at the time the notes are first offered for sale, because the settlement value must be greater than the threshold value before the alternative redemption amount becomes greater than $1,000 per $1,000 note.

  •
  The rate of interest paid on the notes may be significantly less than interest paid on a conventional debt security.Your note may bear interest at a rate below the prevailing market rate for debt securities of Lehman Brothers Holdings that are not indexed to common stocks or to stock indices. However, because the notes will be classified as contingent payment debt instruments, they will be considered to be issued with original issue discount. As a result, you will be required to include original issue discount in income in excess of the stated interest payments actually made to you during your ownership of the notes, subject to some adjustments. See "United States Federal Income Tax Consequences."

Your return on the notes could be less than if you owned the index stock, the common stocks included in the basket, the common stocks that make up the index or the common stocks that make up the indices included in the basket, as the case may be.

  •
  You will not receive any appreciation unless the settlement value is greater than the threshold value. Because you will not receive any appreciation unless the settlement value is greater than the threshold value, your return on the notes could be less than the return obtainable if you had owned the index stock, the common stocks included in the basket, the common stocks that make up the index or the common stocks that make up the indices included in the basket, as the case may be.

  •
  Your return will not reflect dividends on the index stock, the common stocks included in the basket, the common stocks that make up the index or the common stocks that make up the indices included in the basket, as the case may be, included in the calculation of the settlement value. Your return on the notes will also not reflect the return you would realize if you actually owned these common stocks (or any other equity securities included in the calculation of the settlement value), and received the dividends paid on such stocks. This is because the calculation agent will calculate the amount payable to you by reference to the price of these common stocks (and any other equity securities), without taking into consideration the value of dividends on these stocks (although, in the case of notes whose performance is linked to an index stock or a basket of common stocks, the settlement value may, under certain circumstances, be adjusted to reflect changes in the dividends paid on the stocks).

In the case of notes whose performance is linked to an index stock and for which stock settlement at maturity or upon repurchase of the notes is provided, your return on the notes could be less than if there had not been stock settlement.

        If the notes are settled with stock at maturity or upon repurchase, then because the settlement value will ordinarily be determined prior to the stated maturity date or the repurchase date, the effect to holders will be as if the notes matured or were repurchased prior to the maturity date or repurchase date, as the case may be. Thus, the value of the shares of the index stock and any other equity securities and cash that you receive at maturity or upon repurchase may, as a result of fluctuations in the value of these securities during the period between the valuation date and the stated maturity date or repurchase date, be more or less than the amount you would have received had the notes not been stock settled. Consequently it is possible that the aggregate value of the securities and cash that you receive at maturity or upon repurchase may be less than the amount you would have received had there not been stock settlement. See "Description of the Notes—Stock settlement option."

Historical values of the index stock, the index or the common stocks in the basket should not be taken as an indication of the settlement value during the term of the notes.

        The trading prices of the index stock, the common stocks included in the basket, the common stocks that make up the index or the common stocks that make up the indices included in the basket, as the case may be, and other equity securities included in the calculation of the settlement value and any cash included in the calculation of the settlement value will determine the settlement value. As a result, it is impossible to predict how much the settlement value will equal on the stated maturity date. Trading prices of these common stocks and other equity securities included in the calculation of the settlement value will be influenced by complex and interrelated political, economic, financial and other factors that can affect the markets in which these securities are traded and the values of these securities themselves.

The notes may not be actively traded.

        The notes of a particular series may not be listed on any securities exchange. Even if they are listed on a securities exchange, there may be little or no secondary market for the notes and even if there is a secondary market, it may not provide significant liquidity. Lehman Brothers Inc. currently intends to act as a market maker for each series of notes, but it is not required to do so.

The value of the notes will be affected by numerous factors, some of which are related in complex ways.

        The value of the notes in the secondary market will be affected by supply and demand of the notes, the market value of the index stock, the level of the index or the level of the basket, as the case may be, at that time and a number of other factors, some of which are interrelated in complex ways. As a result, the effect of any one factor may be offset or magnified by the effect of another factor. The price at which you will be able to sell the notes prior to maturity may be at a discount, which could be substantial, from the price at which the notes are initially sold to the public if the price of the index stock, the level of the index or the level of the basket, as the case may be, at that time, is less than, equal to, or not sufficiently above the threshold value. You will not participate in the appreciation of the index stock, the index or the basket, as the case may be, unless the settlement value is greater than the threshold value. A change in a specific factor could have the following impacts on the market value of the notes, assuming all other conditions remain constant.

  •
  Redemption feature. Lehman Brothers Holdings' ability to redeem the notes prior to the stated maturity date is likely to limit the secondary market price at which the notes will trade.

  •
  Value. Lehman Brothers Holdings expects that the market value of the notes will depend substantially on the amount, if any, by which the price of the index stock, the level of the index or the level of the basket, as the case may be, at any given point in time exceeds the threshold value. If you decide to sell your notes when the price of the index stock, the level of the index or the level of the basket, as the case may be, exceeds the threshold value, you may nonetheless receive substantially less than the amount that would be due at maturity based on that settlement value because of expectations that the settlement value will continue to fluctuate until the alternative redemption amount is determined. If you decide to sell your notes when the price of the index stock, the level of the index or the level of the basket, as the case may be, is below the threshold value, you can expect to receive less than the principal amount of the note. Political, economic and other developments that affect the index stock, the common stocks included in the basket, the common stocks that make up the index or the common stocks that make up the indices included in the basket, as the case may be (and any other equity securities included in the calculation of the settlement value), may also affect the settlement value and, thus, the value of the notes.

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  Interest rates. The trading value of the notes will be affected by changes in interest rates. In general, if U.S. interest rates increase, the trading value of the notes may be adversely affected.

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  Volatility of an index stock or the common stocks underlying an index or a basket of common stocks. Volatility is the term used to describe the size and frequency of market fluctuations. If the volatility of an index stock or the common stocks underlying an index or a basket of common stocks, as the case may be, increases or decreases, the trading value of the notes may be adversely affected.

  •
  Merger and acquisition transactions. The index stock, the common stocks included in the basket, the common stocks that make up the index or the common stocks that make up the indices included in the basket, as the case may be (or any other equity securities included in the calculation of the settlement value), may be affected by mergers and acquisitions, which can contribute to volatility of these securities. Additionally, as a result of a merger or acquisition, the index stock or one or more of the common stocks included in the basket, the common stocks that make up the index or the common stocks that make up the indices included in the basket, as the case may be (or any other equity securities included in the calculation of the settlement value), may be replaced with a surviving or acquiring entity's securities. The surviving or acquiring entity's securities may not have the same characteristics as the securities they replaced.

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  Time remaining to maturity. The value of the notes may be affected by the time remaining to maturity. As the time remaining to the maturity of the notes decreases, this time value may decrease, adversely affecting the trading value of the notes.

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  Dividend yields. If dividend yields on the index stock, the common stocks included in the basket, the common stocks that make up the index or the common stocks that make up the indices included in the basket, as the case may be (or any other equity securities included in the calculation of the settlement value), increase, the value of the notes may be adversely affected because the settlement value does not incorporate the value of those payments.

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  Lehman Brothers Holdings' credit ratings, financial condition and results. Actual or anticipated changes in Lehman Brothers Holdings' credit ratings, financial condition or results may affect the market value of the notes.

  •
  Economic conditions and earnings performance of the index stock issuer or the companies whose common stocks make up the basket, the index or the indices included in the basket, as the case may be (and any other companies whose securities are included in the calculation of the settlement value). General economic conditions and earnings results of these companies (and any other companies whose equity securities are included in the calculation of the settlement value) and real or anticipated changes in those conditions or results may affect the market value of the notes.

        You should understand that the impact of one of the factors specified above, such as an increase in interest rates, may offset some or all of any change in the trading value of the notes attributable to another factor, such as an increase in the price of the index stock, the level of the index or the level of the basket. In general, assuming all relevant factors are held constant, the effect on the trading value of the notes of a given change in most of the factors listed above will be less if it occurs later than if it occurs earlier in the term of the notes.

The inclusion of commissions and projected profit from hedging in the public offering price is likely to adversely affect secondary market prices.

        Assuming no change in market conditions or any other relevant factors, the price, if any, at which Lehman Brothers Inc. is willing to purchase notes of a particular series in secondary market transactions will likely be lower than the public offering price of the notes of that series, since the public offering price will include, and secondary market prices are likely to exclude, commissions paid with respect to the notes, as well as the projected profit included in the cost of hedging the obligations of Lehman Brothers Holdings under the notes. In addition, any such prices may differ from values determined by pricing models used by Lehman Brothers Inc., as a result of dealer discounts, mark-ups or other transaction costs.

For notes whose performance is linked to an index or a basket of indices, adjustments to the index or indices could adversely affect the value of the notes.

        The policies of the publishers of the index or indices concerning additions, deletions and substitutions of the stocks underlying the index or indices, and the manner in which the publishers take account of certain changes affecting such underlying stocks may affect the value of the index or indices. The policies of the publishers with respect to the calculation of the index or indices could also affect the value of the index or indices. The publishers may discontinue or suspend calculation or dissemination of the index or indices or materially alter the methodology by which they calculate the index or indices. Any such actions could affect the value of the notes. See "Description of the Notes—Discontinuance of the index or indices; Alteration of method of calculation."

Lehman Brothers Holdings cannot control actions by the index stock issuer or the companies whose common stocks make up the basket, the index or the indices included in the basket, as the case may be (or any other companies whose equity securities are included in the calculation of the settlement value).

        Actions by these companies (or any other companies whose equity securities are included in the calculation of the settlement value) may have an adverse effect on the price of the index stock, the common stocks included in the basket, the common stocks that make up the index or the common stocks that make up the indices included in the basket or other equity securities that are included in the calculation of the settlement value, as the case may be, the settlement value and the notes. In addition, these companies are not involved in the offering of the notes and have no obligations with respect to the notes, including any obligation to take Lehman Brothers Holdings' or your interests into consideration for any reason. These companies will not receive any of the proceeds of this offering of the notes and are not responsible for, and have not participated in, the determination of the timing of, prices for, or quantities of, the notes to be issued. These companies are not involved with the administration, marketing or trading of the notes and have no obligations with respect to the amount to be paid to you at maturity.

You have no shareholder rights.

        Investing in the notes is not equivalent to investing in the index stock, the common stocks included in the basket, the common stocks that make up the index, or the common stocks that make up the indices in the basket (or any other equity securities included in the calculation of the settlement value), as the case may be. As an investor in the notes, you will not have voting rights or rights to receive dividends or other distributions (although in the case of notes whose performance is linked to an index stock or a basket of common stocks, the multipliers for the stocks may be adjusted to reflect changes in the rate of dividends on the stocks) or any other rights with respect to the index stock, the common stocks included in the basket, the common stocks that make up the index, or the common stocks that make up the indices in the basket (or any other equity securities included in the calculation of the settlement value), as the case may be.

Potential conflicts of interest exist because Lehman Brothers Holdings controls Lehman Brothers Inc., which will act as the calculation agent.

        Lehman Brothers Inc. will act as the calculation agent, which determines the amount you will receive on the notes, whether adjustments should be made to the settlement value and whether a market disruption event has occurred. As a result, potential conflicts of interest may exist between Lehman Brothers Inc. and you. See "Description of the Notes—Payment at maturity," "—Adjustments to multipliers and to securities included in the calculation of the settlement value" and "—Market disruption events."

Purchases and sales of the index stock, the common stocks included in the basket, the common stocks that make up the index or the common stocks that make up the indices included in the basket, as the case may be (or any other equity securities included in the calculation of the settlement value), by Lehman Brothers Holdings and its affiliates could affect the prices of these common stocks or those other equity securities or the settlement value.

        Lehman Brothers Holdings and its affiliates, including Lehman Brothers Inc., may from time to time buy or sell the index stock, the common stocks included in the basket, the common stocks that make up the index or the common stocks that make up the indices included in the basket, as the case may be, or other equity securities or derivative instruments related to these common stocks (or any other equity securities included in the calculation of the settlement value), for their own accounts in connection with their normal business practices or in connection with hedging of Lehman Brothers Holdings' obligations under the notes. These transactions could affect the prices of these common stocks or those other equity securities. See "Use of Proceeds and Hedging."

For tax purposes, you will be required to include original issue discount in income and to recognize ordinary income on any disposition of the notes.

        For United States federal income tax purposes, the notes will be classified as contingent payment debt instruments. As a result, they will be considered to be issued with original issue discount. You will be required to include this original issue discount in income in excess of the stated interest payments actually made to you during your ownership of the notes, subject to some adjustments, based on the "comparable yield" of the notes, which will generally be the rate at which Lehman Brothers Holdings could issue a fixed rate debt instrument with terms and conditions similar to the notes. Additionally, you will generally be required to recognize ordinary income on the gain, if any, realized on a sale, upon maturity, or other disposition of the notes. See "United States Federal Income Tax Consequences."

USE OF PROCEEDS AND HEDGING

        A portion of the proceeds to be received by Lehman Brothers Holdings from the sale of a series of notes may be used by Lehman Brothers Holdings or one or more of its subsidiaries before and immediately following the initial offering of the notes to acquire shares of the index stock, the common stocks included in the basket, the common stocks that make up the index or the common stocks that make up the indices included in the basket, as the case may be. Lehman Brothers Holdings or one or more of its subsidiaries may also acquire futures contracts or listed or over-the-counter options contracts in, or other derivative or synthetic instruments related to these securities to hedge Lehman Brothers Holdings' obligations under the notes. The balance of the proceeds will be used for general corporate purposes. These hedging techniques will result in nominal transaction costs to Lehman Brothers Holdings. See "Use of Proceeds" on page 7 of the base prospectus.

        From time to time after the initial offering and before the maturity of the notes, depending on market conditions, including the market price of the index stock, the common stocks included in the basket, the common stocks that make up the index or the common stocks that make up the indices included in the basket, as the case may be, Lehman Brothers Holdings expects that it or one or more of its subsidiaries will increase or decrease their initial hedging positions using dynamic hedging techniques. Lehman Brothers Holdings or one or more of its subsidiaries may take long or short positions in these securities or other equity securities or in futures contracts or in listed or over-the-counter options contracts or other derivative or synthetic instruments related to these securities or other equity securities. In addition, Lehman Brothers Holdings or one or more of its subsidiaries may purchase or otherwise acquire a long or short position in notes from time to time and may hold or resell those notes. Lehman Brothers Holdings or one or more of its subsidiaries may also take positions in other types of appropriate financial instruments that may become available in the future.

        To the extent that Lehman Brothers Holdings or one or more of its subsidiaries has a long hedge position in the index stock, the common stocks included in the basket, the common stocks that make up the index or the common stocks that make up the indices included in the basket, as the case may be, or other equity securities included in the calculation of the settlement value of a series of the notes, or futures or options contracts or other derivative or synthetic instruments related to these securities or other equity securities, Lehman Brothers Holdings or one or more of its subsidiaries may liquidate a portion of their holdings at or about the time of the maturity of the notes or at or about the time of a change in the securities included in the calculation of the settlement value. Depending, among other things, on future market conditions, the aggregate amount and the composition of the positions are likely to vary over time. Profits or losses from any of those positions cannot be ascertained until the position is closed out and any offsetting position or positions are taken into account. Certain activity by Lehman Brothers Holdings or one or more of its subsidiaries described above can potentially increase or decrease the price of the index stock, the common stocks included in the basket, the common stocks that make up the index or the common stocks that make up the indices included in the basket, as the case may be, or other equity securities included in the calculation of the settlement value and, accordingly, increase or decrease the settlement value. Although Lehman Brothers Holdings has no reason to believe that any of those activities will have a material impact on the price of these securities or those other equity securities, these activities could have such an effect.

DESCRIPTION OF THE NOTES

        The following description of the particular terms of the notes supplements the description of the general terms and provisions of the debt securities set forth in the base prospectus and the description of the general terms and provisions of the Medium-Term Notes, Series H set forth in the MTN prospectus supplement.

        The pricing supplement for each offering of notes will contain the specific information and terms for that offering. If any information in the relevant pricing supplement is inconsistent with this synthetic convertible prospectus supplement, the MTN prospectus supplement or the base prospectus, you should rely on the information in the relevant pricing supplement. The relevant pricing supplement may also add, update or change information contained in the base prospectus, the MTN prospectus supplement and this synthetic convertible prospectus supplement. It is important for you to consider the information contained in the base prospectus, the MTN prospectus supplement, this synthetic convertible prospectus supplement and the relevant pricing supplement in making your investment decision.

General

        The notes are to be issued as a series of debt securities under the senior indenture, which is more fully described in the base prospectus. For a description of the rights attaching to different series of debt securities under the senior indenture, you should refer to the section "Description of Debt Securities" beginning on page 8 of the base prospectus. The notes are "Senior Debt" as described in the base prospectus. Citibank, N.A. is trustee under the senior indenture.

        Lehman Brothers Holdings may initially issue up to the aggregate principal amount of notes of any series set forth on the cover page of the relevant pricing supplement (or if the pricing supplement indicates that an over-allotment option has been granted, up to that amount plus the amount of the option). Lehman Brothers Holdings may, without the consent of the holders of the notes of that series, create and issue additional notes ranking equally with the notes of that series and otherwise similar in all respects so that such further notes shall be consolidated and form a single series with the notes. No additional notes of a series can be issued if an event of default has occurred with respect to the notes of that series. The notes will be issued in denominations of $1,000 and whole multiples of $1,000.

        Unless otherwise specified in the relevant pricing supplement, the option of a holder of $10,000,000 or more in aggregate principal amount of the notes to receive payments by wire transfer, referred to in the MTN prospectus supplement, will not be available for these notes.

Index stock, index stock issuer, index and basket

        In this synthetic convertible prospectus supplement, when we refer to the index stock, we mean the common stock of the issuer specified in the relevant pricing supplement, and when we refer to the index stock issuer, we refer to that issuer. When we refer to the index, we refer to the index specified in the relevant pricing supplement, and when we refer to the basket, we refer to the basket of common stocks or indices specified in the relevant pricing supplement.

Interest

        The relevant pricing supplement will specify the interest rate that will apply to the notes, the interest payment dates and the related record dates. Interest will be calculated based upon the principal amount of the notes and will accrue from and including the original issue date of the notes to but excluding the date the notes mature or are redeemed or repurchased. If the stated maturity date, redemption date or repurchase date is postponed due to a market disruption event or otherwise, interest will continue to accrue during the period from the stated maturity date, redemption date or repurchase date to but excluding the date the notes are paid. Lehman Brothers Holdings will pay interest to the person in whose name a note is registered at the close of business on the record date indicated in the pricing supplement. Interest on the notes will be calculated on the basis of a 360-day year of twelve 30-day months. If any interest payment date is not a business day, you will receive payment on the following business day unless that day falls in the next calendar month, in which case payment will be made on the first preceding day which is a business day.

Payment at maturity

        The notes will mature on the date specified in the relevant pricing supplement unless postponed because a market disruption event occurs; see "—Determination of alternative redemption amount" and "—Settlement value" below. Unless your notes have been previously redeemed by Lehman Brothers Holdings or you instruct Lehman Brothers Holdings to repurchase the notes, you will be entitled to receive per $1,000 note, at maturity, the greater of:

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  $1,000, plus any accrued but unpaid interest; and

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  the alternative redemption amount, as described below, plus any accrued but unpaid interest.

        If the alternative redemption amount per $1,000 note is less than or equal to $1,000, you will be entitled to receive $1,000, plus any accrued but unpaid interest per $1,000 note at maturity; provided that in the case of notes whose performance is linked to an index stock, you may, under certain circumstances, receive less than the principal amount if Lehman Brothers Holdings pays the amount due at maturity in shares of index stock, as described below under "Stock settlement option".

        The payment on the stated maturity date may be postponed if a market disruption event occurs.

Early redemption of notes at the option of Lehman Brothers Holdings

        On or after the date specified in the relevant pricing supplement, Lehman Brothers Holdings may redeem, on not less than 30 days' (or such other period specified in the relevant pricing supplement) prior written notice, all or part of the notes on one or more occasions, at a redemption price per $1,000 note equal to the greater of:

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  $1,000, plus any accrued but unpaid interest; and

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  the alternative redemption amount, plus any accrued but unpaid interest.

        If the alternative redemption amount per $1,000 note is less than or equal to $1,000, you will be entitled to receive $1,000, plus any accrued but unpaid interest, per $1,000 note upon redemption.

        The payment on the redemption date may be postponed if a market disruption event occurs.

Your option to require Lehman Brothers Holdings to repurchase the notes prior to maturity

        At any time until the earlier of (a) the date Lehman Brothers Holdings gives notice of its intention to redeem the notes or (b) eight business days (or such other period specified in the relevant pricing supplement) before the stated maturity date, you may instruct Lehman Brothers Holdings to repurchase all or part of your notes at a price per $1,000 note equal to the alternative redemption amount, plus any accrued but unpaid interest by giving Lehman Brothers Holdings notice on any business day at the corporate trust office of the trustee for the notes. The repurchase date will be the eighth business day following the business day when Lehman Brothers Holdings receives a written notice from you that Lehman Brothers Holdings must repurchase your notes, unless payment is postponed because a market disruption event occurs. See "—Determination of alternative redemption amount" and "—Settlement value" below.

        If Lehman Brothers Holdings repurchases your notes for cash, the amount you receive per $1,000 note may be greater or less than $1,000. In addition, in the case of notes whose performance is linked to an index stock, you may, under certain circumstances, receive less than you would otherwise receive if Lehman Brothers Holdings pays the amount due upon repurchase in shares of index stock, as described below under "—Stock settlement option".

        The payment of the repurchase price may be postponed if a market disruption event occurs.

        Your election to require Lehman Brothers Holdings to repurchase a note will be irrevocable. All questions as to the validity, eligibility, including time of receipt, and acceptance of any note for repurchase will be determined by Lehman Brothers Holdings, whose determination will be final and binding.

Determination of alternative redemption amount

        The alternative redemption amount per $1,000 note will be determined by the calculation agent by the following formula:

$1,000	x	settlement value threshold value

        This formula accounts for the fact that the settlement value must be greater than the threshold value for you to receive any amount above the principal amount of $1,000 (excluding any accrued but unpaid interest) per $1,000 note and the portion of any increase you will receive if the settlement value is greater than the threshold value. The threshold value will be specified in the relevant pricing supplement.

Settlement value

        The settlement value will be determined by the calculation agent and will be based on the closing price of the index stock, the closing level of the index or the closing level of the basket, as the case may be, on the applicable valuation date.

        For notes whose performance is linked to the value of an index stock, the settlement value will include the value of the number of shares of index stock equal to the multiplier for the index stock. For notes whose performance is linked to the value of a basket of common stocks, the settlement value will include the value of the number of shares of each common stock equal to their respective multipliers. In addition, for notes whose performance is linked to an index stock or a basket of common stocks, the settlement value will also include the value of any cash and any equity securities included by the calculation agent as settlement property following certain corporate transactions. See "—Adjustments to multipliers and to securities included in the calculation of the settlement value" below. For notes whose performance is linked to an index or a basket of indices, the closing level of an index may also be adjusted in limited circumstances. See "—Discontinuance of one or more relevant indices; Alteration of method of calculation" below.

        If the calculation agent determines that one or more market disruption events have occurred on the day that would otherwise be the applicable valuation date with respect to the index stock, any index or any common stock included in the basket, as the case may be, or any equity security included as settlement property, or if that day is not a scheduled trading day with respect to the index stock, any index or any common stock included in the basket, as the case may be, or any equity security included as settlement property, the valuation date will be postponed and the calculation agent will, subject to the following paragraph, determine the settlement value on the next scheduled trading day on which no market disruption event occurs. In that case, the settlement value will be determined by the calculation agent based on (a) if the notes are linked to the performance of an index stock or a basket of common stocks (i) with respect to the equity securities included in the calculation of the settlement value that have not been subject to a market disruption event, the closing price of each such security on the postponed valuation date, and (ii) with respect to the equity securities included in the calculation of the settlement value that have been subject to a market disruption event, the average execution price an affiliate of Lehman Brothers Holdings receives on the postponed valuation date upon the sale of that security used to hedge Lehman Brothers Holdings' obligations under the notes and (b) if the notes are linked to the performance of an index or a basket of indices, closing level of each relevant index on the postponed valuation date.

        However, if a market disruption event occurs on each of the eight scheduled trading days following the originally scheduled valuation date, then that eighth scheduled trading day shall be deemed the valuation date and the calculation agent shall determine the closing price of the affected stocks or securities or the closing level of the index or basket, as the case may be, based upon its estimate of the value of the index stock, the index or any common stock or any index included in the basket, as the case may be, as of the close of trading on that eighth scheduled trading day. Postponement of the date that would otherwise be the valuation date will cause the payment you receive to be postponed by a number of business days equal to the number of scheduled trading days by which the valuation date is postponed.

        The "closing price" of an index stock, a common stock included in a basket or any other equity security included as settlement property, on any particular day, means the last reported sales price for that security on the relevant exchange at the scheduled weekday closing time of the regular trading session of the relevant exchange. If, however, the security is listed or traded on a bulletin board, then the closing price of the security will be determined using the average execution price per share that an affiliate of Lehman Brothers Holdings pays or receives upon the purchase or sale of the security used to hedge Lehman Brothers Holdings' obligations under the notes.

        The "closing level" of an index on any particular day means the closing level of the index on that day, as reported by the publisher of such index or as determined by the calculation agent under the circumstances described below under "Discontinuation of one or more relevant indices; Alteration of method of calculation", on such day.

        The "closing level" of a basket of common stocks on any particular day will be determined by the calculation agent and will equal the sum of the products of the closing price of each common stock included in the basket and its respective multiplier.

        The "closing level" of a basket of stock indices on any particular day will be determined by the calculation agent and will equal the sum of the products of the closing level of each index included in the basket and its respective index weight. The index weight for each index in a basket will be specified in the relevant pricing supplement.

        The "relevant exchange" for any common stock means the primary U.S. exchange, quotation system, including any bulletin board service, or market on which that common stock is traded, or in case the common stock is not listed or quoted in the United States, the primary exchange, quotation system or market for the common stock.

        "Scheduled trading day" means (a) in the case of any index stock, any common stock included in a basket or any other equity security included in the calculation of the settlement value, any day on which the relevant exchange for such security is scheduled to be open for trading for its regular trading session and (b) in the case of an index, any day on which the index is published by its publisher or otherwise determined by the calculation agent as described in "Discontinuance of one or more relevant indices; Alteration of method of calculation".

        You may call Lehman Brothers Inc. at 212-526-0905 to obtain the settlement value and, in the case of notes whose performance is linked to an index stock or a basket of common stocks, the number of shares of the index stock and other equity securities inlcuded in the calculation of the settlement value per $1,000 note, calculated as if the settlement value were being determined on that date.

Adjustments to multipliers and to securities included in the calculation of the settlement value

        Unless indicated otherwise in the relevant pricing supplement, for notes whose performance is linked to an index stock or a basket of common stocks, adjustments to multipliers and to equity securities included as settlement property will be made by adjusting the multipliers then in effect for the securities, by adding new securities or cash and/or by removing current securities in the circumstances described below. The multiplier for any security included in the calculation of the settlement value will represent the number of those securities included in the calculation of the settlement value. The initial multiplier for an index stock will, unless otherwise provided in the relevant pricing supplement, be 1.0. The initial multiplier for each common stock in a basket, will be specified in the relevant pricing supplement. For purposes of these adjustments, except as noted below, ADSs are treated like common stock if a comparable adjustment to the foreign shares underlying the ADSs is made pursuant to the terms of the depositary arrangement for the ADSs or if holders of ADSs are entitled to receive property in respect of the underlying foreign share.

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  If a common stock is subject to a stock split or reverse stock split, then once the split has become effective, the multiplier relating to that common stock will be adjusted. The multiplier will be adjusted to equal the product of the number of shares outstanding after the split with respect to each share immediately prior to effectiveness of the split and the prior multiplier.

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  If a common stock is subject to an extraordinary stock dividend or extraordinary stock distribution in common stock that is given equally to all holders of shares, then once the common stock is trading ex-dividend, the multiplier will be increased by the product of the number of shares issued with respect to one share and the prior multiplier.

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  If the issuer of a common stock, or if a common stock is an ADS, the foreign issuer of the underlying foreign share, is being liquidated or dissolved or is subject to a proceeding under any applicable bankruptcy, insolvency or other similar law, the common stock will continue to be included in the calculation of the settlement value so long as the relevant exchange is reporting a market price for the common stock. If a market price, including a price on a bulletin board service, is no longer available for a common stock or other equity security included in the calculation of the settlement value, then the value of that common stock or other equity security will equal zero for so long as no market price is available, and no attempt will be made to find a replacement stock or increase the settlement value to compensate for the deletion of that common stock or other equity security.

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  If the issuer of a common stock, or if a common stock is an ADS, the foreign issuer of the underlying foreign share, has been subject to a merger or consolidation and is not the surviving entity and holders of the common stock are entitled to receive cash, securities, other property or a combination of those in exchange for the common stock, then the following will be included in the calculation of the settlement value as "settlement property":

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  To the extent cash is received, the settlement property will include, subject to any subsequent adjustments made by the calculation agent pursuant to the calculation agency agreement, an amount of cash equal to the product of (a) the cash consideration per share of common stock and (b) the multiplier for the common stock, each determined as of the time the holders of the common stock are entitled to receive the cash consideration, plus accrued interest. Interest will accrue beginning on the first London business day after the day on which holders of the common stock receive the cash consideration until the stated maturity date. Interest will accrue at a rate equal to LIBOR with a term corresponding to the interest accrual period stated in the preceding sentence.

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    To the extent that equity securities that are traded or listed on an exchange, quotation system or market are received, once the exchange for the new securities has become effective, the former common stock will be removed from the calculation of the settlement value and the settlement property will include a number of shares of the new securities equal to the multiplier for the new securities. The multiplier for the new securities will equal the product of the last value of the multiplier of the original underlying common stock and the number of securities of the new security exchanged with respect to one share of the original common stock.

    —
    To the extent that equity securities that are not traded or listed on an exchange, quotation system or market or non-equity securities or other property (other than cash) is received, the calculation agent will determine the fair market value of the securities or other property received per share of common stock and the settlement property will include, subject to any subsequent adjustments made by the calculation agent pursuant to the calculation agency agreement, an amount of cash equal to the product of (a) such fair market value per share of common stock and (b) the multiplier for the common stock, each determined as of the time the holders of the common stock are entitled to receive the securities or other property. The settlement value will also include accrued interest on that amount. Interest will accrue beginning on the first London business day after the day that an affiliate of Lehman Brothers Holdings sells the securities or other property used to hedge Lehman Brothers Holdings' obligations under the notes until the stated maturity date. Interest will accrue at a rate equal to LIBOR with a term corresponding to the interest accrual period stated in the preceding sentence.

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  If all of the shares of a common stock are converted into or exchanged for the same or a different number of shares of any class or classes of equity securities other than that common stock included in the calculation of the settlement value, whether by capital reorganization, recapitalization or reclassification, then, once the conversion has become effective, the former common stock will be removed from the calculation of the settlement value and the settlement property will include a number of shares of the new equity securities equal to the multiplier for the new securities. The multiplier for each new equity security added to the settlement property will equal the product of the last value of the multiplier of the original common stock and the number of shares of the new equity security issued with respect to one share of the original common stock.

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  If the issuer of a common stock, or if a common stock is an ADS, the issuer of the underlying foreign share, issues to all of its shareholders common stock or another equity security that is traded or listed on an exchange, quotation system or market of an issuer other than itself, then the settlement property will include a number of shares of the new common stock or other equity security equal to the multiplier for the new common stock or other equity security. The multiplier for the new common stock or other equity security will equal the product of the last value of the multiplier with respect to the original common stock and the number of shares of the new common stock or equity security issued with respect to one share of the original common stock.

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  If an ADS is no longer listed or admitted to trading on a United States securities exchange registered under the Securities Exchange Act of 1934 or is no longer a security quoted on the Nasdaq Stock Market, then the ADS will be removed from the calculation of the settlement value, the foreign share underlying the ADS will be deemed to be a new common stock and the settlement property will include a number of shares of the new common stock equal to the multiplier for the new common stock. The initial multiplier for that new underlying common stock will equal the last value of the multiplier for the ADS multiplied by the number of underlying foreign shares represented by a single ADS.

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  If a common stock is subject to an extraordinary dividend or an extraordinary distribution (including upon liquidation or dissolution) of cash, equity securities that are not traded or listed on an exchange, quotation system or market, non-equity securities or other property of any kind which is received equally by all holders of its common stock, then the following will be included in the calculation of the settlement value as "settlement property":

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  To the extent cash is entitled to be received, the settlement property will include, subject to any subsequent adjustments made by the calculation agent pursuant to the calculation agency agreement, on each day after the time that the common stock trades ex-dividend until the date the cash consideration is entitled to be received, the present value of the cash to be received per share of common stock multiplied by the multiplier for the common stock on such day, discounted at a rate equal to LIBOR, with a term beginning that day and ending on the date that the cash is entitled to be received; provided, however, that when the cash consideration is received, the preceding adjustment shall be eliminated and the settlement property will include, subject to any subsequent adjustments made by the calculation agent pursuant to the calculation agency agreement, an amount of cash equal to the product of (a) the cash consideration per share of common stock and (b) the multiplier for the common stock, each determined as of the time the holders of the common stock are entitled to receive the cash consideration, plus accrued interest. Interest will accrue beginning the first London business day after the day that holders of the common stock receive the cash consideration until the stated maturity date. Interest will accrue at a rate equal to LIBOR with a term corresponding to the interest accrual period stated in the preceding sentence.

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  To the extent that equity securities that are not traded or listed on an exchange, quotation system or market or non-equity securities or other property (other than cash) are received, the calculation agent will determine the fair market value of the securities or other property received per share of common stock and the settlement property will include, subject to any subsequent adjustments made by the calculation agent pursuant to the calculation agency agreement, an amount of cash equal to the product of (a) such fair market value per share of common stock and (b) the multiplier for the common stock, each determined as of the time the holders of the common stock are entitled to receive the securities or other property. The settlement property will also include accrued interest on that amount. Interest will accrue beginning on the first London business day after the day that an affiliate of Lehman Brothers Holdings sells the securities or other property used to hedge Lehman Brothers Holdings' obligations under the notes until the stated maturity date. Interest will accrue at a rate equal to LIBOR with a term corresponding to the interest accrual period stated in the preceding sentence.

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  If similar corporate events occur with respect to the issuer of an equity security other than common stock that is included in the calculation of the settlement value, adjustments similar to the above will be made for that equity security. In addition, if any other corporate events occur with respect to the issuer or a common stock included in the calculation of the settlement value, adjustments will be made to reflect the economic substance of those events.

        In addition to the foregoing adjustments, in the case of notes whose performance is linked to the value of an index stock or a basket of common stocks, the multiplier for each common stock (that is, the index stock or each common stock in the basket) will, unless otherwise provided in the relevant pricing supplement, also be adjusted to reflect changes in the per share amount of dividends paid on the common stock during the term of the notes. If any such common stock is an ADS, the term "dividend" used in this section, shall mean, unless otherwise provided in the relevant pricing supplement, net dividend (that is, the dividend net of any applicable withholding or similar taxes).

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  If, during the period from, but excluding, the date of the relevant pricing supplement to the valuation date, holders of record of the common stock are entitled to receive a cash dividend (other than an extraordinary cash dividend, as determined by the calculation agent) from the issuer of the common stock, or if the common stock is an ADS, the foreign issuer of the underlying foreign share, and the amount of the dividend is less than the base dividend specified in the relevant pricing supplement per share (the base dividend will ordinarily be the amount of the quarterly dividend per share of common stock most recently paid by the issuer of the common stock prior to the date of the relevant pricing supplement), including if the issuer of the common stock fails to declare or make a quarterly dividend payment on the common stock (as determined by the calculation agent), the multiplier shall be reduced, effective at the close of business on the business day immediately preceding the ex-dividend date for the dividend (such business day, the "effective adjustment date"), so that the new multiplier equals the product of the then current multiplier and:

1	-	base dividend - new dividend closing price

        Any such downward adjustment to the multiplier may decrease the amount you receive upon maturity or upon redemption or repurchase. In no event, however, will the multiplier be reduced to less than zero. The base dividend shall be subject to adjustment by the calculation agent in the event of certain events affecting the common stock, such as stock splits, reverse stock splits or reclassifications, as determined by the calculation agent. As used above, (a) the "new dividend" shall be the dividend per share of common stock, which may be zero, giving rise to the adjustment; and (b) the "closing price" shall be the closing price of the common stock on the relevant exchange on the effective adjustment date for the stock dividend giving rise to the adjustment. If the calculation agent determines that the issuer of the common stock has failed to declare or make a quarterly dividend payment, the effective adjustment date for adjusting the multiplier will be the first business day immediately following the multiplier adjustment dates specified in the relevant pricing supplement and the valuation date.

  •
  If, during the period from, but excluding, the date of the relevant pricing supplement to the valuation date, holders of record of the common stock are entitled to receive a cash dividend (other than an extraordinary cash dividend, as determined by the calculation agent) from the issuer of the common stock, or if the common stock is an ADS, the foreign issuer of the underlying foreign share, and the amount of the dividend is more than the base dividend per share, the multiplier shall be increased, effective at the close of business on the effective adjustment date, so that the new multiplier equals the product of the then current multiplier and:

1	+	new dividend - base dividend closing price

  Any such upward adjustment to the multiplier may increase the amount you receive upon maturity or upon redemption or repurchase.

        To the extent that there is any other equity security (that is, any equity security other than the index stock or the common stocks in the basket) is included as a settlement value security and the issuer of such equity security changes the rate of the regular cash dividend that it pays on such equity security during the time that such equity security is a settlement value security, the calculation agent may, in its sole discretion, make comparable adjustments to the multiplier for such equity security to the extent it believes such adjustments are appropriate.

        Other than as set forth above, the payment of an ordinary cash dividend from current income or retained earnings will not result in an adjustment to the multiplier or entitle you to any cash payments.

        No adjustments of any multiplier will be required unless the adjustment would require a change of at least .1% (.001) in the multiplier then in effect. The multiplier resulting from any of the adjustments specified above will be rounded at the calculation agent's discretion.

Discontinuance of one or more relevant indices; Alteration of method of calculation

        In the case of notes whose performance is linked to an index or a basket of indices, if the publisher of a relevant index discontinues publication of such index and such publisher or another entity publishes a successor or substitute index that the calculation agent determines to be comparable to the discontinued index, then the calculation agent shall determine the closing level of the successor index to be used for purposes of computing the amount payable by reference to the closing level of such successor index on the date that any closing level of the index is to be determined.

        Upon any selection by the calculation agent of any successor index, Lehman Brothers Holdings will promptly give notice to the holders of the notes.

        If the publisher of a relevant index discontinues publication of such index and the calculation agent determines that no successor index to the discontinued index is available at such time, or if the publisher of such index (or the publisher of any successor index) fails to calculate and publish a closing level for the index (or any successor index) on any date when it would ordinarily do so in accordance with its customary practice, the calculation agent will determine the closing level of the index to be used. In such circumstances, the closing level of the index will be computed by the calculation agent in accordance with the formula for and method of calculating the index (or any successor index) last in effect prior to such discontinuance or failure to publish, using the closing price (or, if trading in any of the relevant securities has been materially suspended or materially limited, its estimate of the closing price that would have prevailed but for such suspension or limitation) on such date of each security most recently comprising the index (or any successor index), on the relevant exchange on which such security trades. Notwithstanding these alternative arrangements, discontinuance of the publication of a relevant index may adversely affect the value of the notes.

        If at any time the method of calculating a relevant index or a successor index, or the closing level thereof on any particular day, is changed in a material respect, or if a relevant index or a successor index is in any other way modified so that such index does not, in the opinion of the calculation agent, fairly represent the value of the discontinued index or such successor index had such changes or modifications not been made, then, from and after such time, the calculation agent will, at the close of trading of the relevant exchanges on which the securities comprising the relevant index or successor index traded on the date that any closing level of the index is to be determined, make such calculations and adjustments as, in the judgment of the calculation agent, may be necessary in order to arrive at a value of a stock index comparable to the discontinued index or such successor index, as the case may be, as if such changes or modifications had not been made, and calculate the closing level of the index with reference to the discontinued index or such successor index, as adjusted. Accordingly, if the method of calculating a relevant index or a successor index is modified so that the value of such index is a fraction of what it would have been if it had not been modified (for example, due to a split in the index), then the calculation agent will adjust such index in order to arrive at a value of the relevant index or such successor index as if it has not been modified (for example, as if such split had not occurred).

Market disruption events

        Unless indicated otherwise in the relevant pricing supplement, a market disruption event with respect to any common stock (including any index stock, common stock included in a basket or equity security included in settlement property) or index, as applicable, will occur on any day if the calculation agent determines that any of the following events has occurred:

    •
    (i) In the case of any common stock, a material suspension of or limitation imposed on trading relating to that common stock, or (ii) in the case of an index, a suspension of or limitation imposed on trading relating to the securities that then comprise 20% or more of such index or any successor index, in each case, by the relevant exchange for each such security, at any time during the one-hour period that ends at the close of trading on such day, whether by reason of movements in price exceeding limits permitted by that relevant exchange or otherwise. Limitations on trading during significant market fluctuations imposed pursuant to New York Stock Exchange Rule 80B or any applicable rule or regulation enacted or promulgated by the New York Stock Exchange, any other exchange, quotation system or market, any other self regulatory organization or the SEC of similar scope or as a replacement for Rule 80B may be considered material.

    •
    A material suspension of or limitation imposed on trading in futures or options contracts relating to such common stock or to such index or any successor index, as the case may be, by the primary exchange or quotation system on which those futures or options contracts are traded, at any time during the one-hour period that ends at the close of trading on such day, whether by reason of movements in price exceeding limits permitted by that primary exchange or quotation system or otherwise.

    •
    Any event, other than an early closure, that disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, (i) in the case of any common stock, that common stock, or (ii) in the case of an index, the securities that then comprise 20% or more of such index, in each case, on the relevant exchanges for that common stock or those securities, or in the case of a security not listed or quoted in the United States, on the primary exchange, quotation system or market for such security, at any time during the one hour period that ends at the close of trading on that day.

    •
    Any event, other than an early closure, that disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, the futures or options contracts relating to that common stock or to that index, as the case may be, on the primary exchange or quotation system on which those futures or options contracts are traded at any time during the one hour period that ends at the close of trading on such day.

    •
    The closure of, (i) in the case of any common stock, the relevant exchange for that common stock or the primary exchange or quotation system on which futures or options contracts relating to that comman stock are traded, or (ii) in the case of any index, the relevant exchanges for securities that then comprise 20% or more of such index or the primary exchange or quotation system on which futures or options contracts relating to that index are traded, in each case, prior to its scheduled closing time unless the earlier closing time is announced by the exchanges or quotation system at least one hour prior to the earlier of (1) the actual closing time for the regular trading session on the exchanges or quotation system and (2) the submission deadline for orders to be entered into the exchanges or quotation system for execution at the close of trading on such day.

        In the case of notes whose performance is linked to a basket of common stocks or to a basket of indices, a market disruption event with respect to the basket will occur if a market disruption event occurs with respect to any of the common stocks (or other equity securities) included in the calculation of the settlement value) or indices included in the basket.

        For purposes of determining whether a market disruption event has occurred:

  •
  the relevant percentage contribution of a security to the level of an index will be based on a comparison of (x) the portion of the level of the index attributable to that security and (y) the overall level of the index, in each case immediately before the occurrence of the market disruption event; and

  •
  "close of trading" means in respect of any relevant exchange, the scheduled weekday closing time on a day on which the relevant exchange is scheduled to be open for trading for its regular trading session, without regard to after hours or any other trading outside of the regular trading session hours.

        Under certain circumstances, the duties of Lehman Brothers Inc. as the calculation agent in determining the existence of market disruption events could conflict with the interests of Lehman Brothers Inc. as an affiliate of the issuer of the notes.

        Events have occurred in the past that would constitute market disruption events. The existence or non-existence of such circumstances in the past, however, is not necessarily indicative of the likelihood of those circumstances arising or not arising in the future and Lehman Brothers Holdings cannot predict the likelihood of a market disruption event in the future.

Stock settlement

        In the case of notes whose performance is linked to an index stock, the relevant pricing supplement will specify whether Lehman Brothers Holdings has the option to settle the notes, at maturity or upon repurchase (but not upon redemption), with shares of the index stock (and any other equity security used in the calculation of the settlement value), whether the holders of the notes have the option of electing stock settlement at maturity or upon repurchase or whether stock settlement at maturity or upon repurchase is mandatory. If and to the extent stock settlement is available, Lehman Brothers Holdings will, as applicable (a) pay the amount due at maturity, subject to the following paragraph, by delivering, for each $1,000 principal amount of notes, a number of shares of index stock having a value on the applicable valuation date equal to the greater of the settlement value or the alternative redemption amount or (b) pay the amount due upon repurchase, subject to the following paragraph, by delivering, for each $1,000 principal amount of notes, a number of shares of index stock having a value on the applicable valuation date equal to the alternative redemption amount. Upon the occurrence of certain events, or if the index stock issuer is involved in certain transactions, the number of shares of the index stock to be delivered may be adjusted and Lehman Brothers Holdings may, at its option, deliver, in lieu of or in addition to the index stock, cash and any other equity securities used in the calculation of the settlement value, all as described below under "Description of the Notes—
Adjustments to multipliers and to securities included in the calculation of the settlement value". If the calculations above result in fractional shares, Lehman Brothers Holdings will pay cash to you in an amount equal to the value of the fractional shares based upon the closing price of the index stock or such other equity securities on the applicable valuation date.

        If Lehman Brothers Holdings determines that it is prohibited from delivering shares of the index stock or other equity securitoes, or that it would otherwise be unduly burdensome to do so, it will pay the entire amount due at maturity or upon repurchase in cash.

        Because the settlement value will ordinarily be determined prior to the stated maturity date or the repurchase date, if the notes are settled with stock at maturity or upon repurchase the effect to holders will be as if the notes matured or were repurchased prior to the stated maturity date or repurchase date, as the case may be. Thus, the value of the shares of the index stock and any other equity securities and cash that you receive at maturity or upon repurchase may be more or less than the amount you would have received had the notes not been stock settled as a result of fluctuations in the value of these securities during the period between the valuation date and the stated maturity date or repurchase date. Consequently, it is possible that the aggregate value of the securities and cash that you receive at maturity or upon repurchase may be less than the amount you would have received had there not been stock settlement.

        Unless the stock settlement option is specified in the relevant pricing supplement, Lehman Brothers Holdings will pay the amount due at maturity in cash.

        Notes whose performance is linked to an index or a basket of common stocks or indices may only be settled in cash, unless otherwise provided in the relevant pricing supplement.

Hypothetical returns

        The relevant pricing supplement will include a table that will illustrate hypothetical rates of return on an investment in the notes described in the pricing supplement, calculated for a range of hypothetical settlement values, in each case assuming that the investment is held from the date on which the notes are first issued until the stated maturity date.

        Any table setting forth hypothetical rates of return will be provided for purposes of illustration only. The actual amount received by investors and the resulting total and pre-tax rate of return will depend entirely on the actual settlement value and the alternative redemption amount determined by the calculation agent. In particular, the actual settlement value could be lower or higher than those reflected in the table.

        You should compare the features of a series of notes to other available investments before deciding to purchase the notes. Due to the uncertainty as to whether the alternative redemption amount, at maturity or in connection with a repurchase or redemption, will be greater than $1,000 per $1,000 note or the notes will be redeemed prior to the stated maturity date, the return on investment with respect to the notes may be higher or lower than the return available on other securities issued by Lehman Brothers Holdings or by others and available through Lehman Brothers Inc. You should reach an investment decision only after carefully considering the suitability of the notes in light of your particular circumstances.

Calculation agent

        Lehman Brothers Inc., a subsidiary of Lehman Brothers Holdings, will act as initial calculation agent for each series of notes. Pursuant to the calculation agency agreement, Lehman Brothers Holdings may appoint a different calculation agent from time to time after the date of this synthetic convertible prospectus supplement without your consent and without notifying you.

        The calculation agent will determine the amount you receive. In addition, the calculation agent will make all determinations regarding alternative redemption amount, settlement value, multipliers, market disruption events, valuation dates, successor indices, the closing prices or closing levels of the index stock, index or basket, as the case may be, and the number of shares of the index stock (and any other equity securities included as settlement property) you receive at maturity or upon repurchase, if the notes are stock settled. All determinations made by the calculation agent will be at the sole discretion of the calculation agent and, in the absence of manifest error, will be conclusive for all purposes and binding on Lehman Brothers Holdings and you. The calculation agent will have no liability for its determinations, except as provided in the calculation agency agreement.

        Lehman Brothers Holdings or its affiliates, including Lehman Brothers Inc., may from time to time engage in business with one or more of the issuers of the index stock or the common stocks included in the basket or the issuers of other equity securities included in the calculation of the settlement value or, in the case of ADSs, the underlying foreign shares, or with persons seeking to acquire these issuers. The services provided may include advisory services to the issuers or other persons, including merger and acquisition advisory services. In the course of its business, Lehman Brothers Holdings or its affiliates, including Lehman Brothers Inc., may acquire non-public information with respect to these issuers. Neither Lehman Brothers Holdings nor any of its affiliates undertakes to disclose any such information to you. In addition, one or more affiliates of Lehman Brothers Holdings may publish research reports with respect to these issuers. The actions may directly adversely affect the market prices of the index stock, the common stocks included in the basket or the other equity securities included in the calculation of the settlement value.

Events of default and acceleration

        If an event of default with respect to any series of notes has occurred and is continuing, the amount payable to you upon any acceleration permitted under the senior indenture will be equal to, per $1,000 note, the amount that would have been payable at maturity, calculated as though the date of acceleration was the stated maturity date and the date that is a number of business days equal to the determination period specified in the relevant pricing supplement before that date was the date for determining the settlement value. If a bankruptcy proceeding is commenced in respect of Lehman Brothers Holdings, the claims of the holder of a note may be limited, under Section 502(b)(2) of Title 11 of the United States Code, as though the commencement of the proceeding was the stated maturity date and the date that is a number of business days equal to the determination period specified in the relevant pricing supplement before that date was the date for determining the settlement value. In any such case where the relevant pricing supplement provides for the stock settlement option, Lehman Brothers Holdings will be deemed to have elected to pay in cash and not in shares of the index stock (or shares of any other equity securities used in the calculation of the settlement value). See "Description of Debt Securities—Defaults" beginning on page 13 of the base prospectus.

COMMON STOCK INFORMATION

Information about the relevant stock issuers

        In the case of notes whose performance is linked to a common stock or a basket of common stocks, Lehman Brothers Holdings will provide in the relevant pricing supplement summary information regarding the business of the issuers of such stocks based on their publicly available documents. In addition, information regarding an issuer may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

        In connection with any offering of notes, neither Lehman Brothers Holdings nor any of its affiliates will have participated in the preparation of such documents or made any due diligence inquiry with respect to any issuer. Neither Lehman Brothers Holdings nor any of its affiliates makes any representation that such publicly available documents are, or any other publicly available information regarding an issuer is, accurate or complete. Furthermore, Lehman Brothers Holdings and its affiliates cannot give any assurance that all events occurring prior to the date a series of notes is offered (including events that would affect the accuracy or completeness of the publicly available documents) that would affect the trading prices of the stock of an issuer have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning an issuer could affect the value received at maturity with respect to the notes and therefore the trading prices of the notes. Neither Lehman Brothers Holdings nor any of its affiliates makes any representation to you as to the performance of any issuer.

        Lehman Brothers Holdings and/or its affiliates may presently or from time to time engage in business with any such issuer, including extending loans to, entering into loans with, or making equity investments in, an issuer or providing advisory services to the issuer, including merger and acquisition advisory services.

        In the course of such business, Lehman Brothers Holdings and/or its affiliates may acquire non-public information with respect to such an issuer, and neither Lehman Brothers Holdings nor any of its affiliates undertakes to disclose any such information to you. In addition, one or more of Lehman Brothers Holdings' affiliates may publish research reports with respect to an issuer, and these reports may or may not recommend that investors buy or hold the common stock of the issuer. As an investor in a note, you should undertake an independent investigation of the issuers to whose common stocks the notes are linked as in your judgment is appropriate to make an informed decision with respect to an investment in the notes.

Historical trading price information

        In the case of notes whose performance is linked to an index stock or to a basket of common stocks, Lehman Brothers Holdings will provide historical price information on the index stock or the common stocks included in the basket, as the case may be, in the relevant pricing supplement. It is impossible to predict whether the prices of these common stocks will rise or fall. The historical prices of common stocks are not indications of future performance. Lehman Brothers Holdings cannot assure you that the prices of these common stocks will increase enough so that the alternative redemption amount will be greater than $1,000.

INDEX INFORMATION

Information about the relevant indices

        In the case of notes whose performance is linked to a stock index or a basket of stock indices, Lehman Brothers Holdings will provide in the relevant pricing supplement summary information regarding the relevant indices based on the index publishers' publicly available documents. Lehman Brothers Holdings does not assume any responsibility for the accuracy or completeness of such information.

Historical information

        In the case of notes whose performance is linked to a stock index or a basket of stock indices, Lehman Brothers Holdings will provide historical information on the index levels in the relevant pricing supplement.

        You should not take any such historical levels as an indication of future performance. Lehman Brothers Holdings cannot give you any assurance that the levels of the index or indices will increase sufficiently for you to receive an amount in excess of the principal amount of your note at maturity.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

        The following is a summary of the material United States federal income tax consequences of the purchase, ownership and disposition of notes as of the date of this synthetic convertible prospectus supplement. If any information in the relevant pricing supplement is inconsistent with this synthetic convertible prospectus supplement, you should rely on the information in the relevant pricing supplement. The relevant pricing supplement may also add, update or change information contained in this synthetic convertible prospectus supplement.

        Except where noted, this summary deals only with a note held as a capital asset by a United States holder who purchases the note on original issue at its initial offering price, and it does not deal with special situations. For example, except where noted, this summary does not address:

  •
  tax consequences to holders who may be subject to special tax treatment, such as dealers in securities or currencies, traders in securities that elect to use the mark-to-market method of accounting for their securities, financial institutions, regulated investment companies, real estate investment trusts, pass-through entities, tax-exempt entities or insurance companies;

  •
  tax consequences to persons holding notes as part of a hedging, integrated, constructive sale or conversion transaction or a straddle;

  •
  tax consequences to holders of notes whose "functional currency" is not the U.S. dollar;

  •
  alternative minimum tax consequences, if any; or

  •
  any state, local or foreign tax consequences.

        The discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and regulations, rulings and judicial decisions as of the date of this synthetic convertible prospectus supplement. Those authorities may be changed, perhaps retroactively, so as to result in United States federal income tax consequences different from those discussed below.

        If a partnership holds notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding notes, you should consult your own tax advisors.

        If you are considering the purchase of notes, you should consult your own tax advisors concerning the federal income tax consequences in light of your particular situation and any consequences arising under the laws of any other taxing jurisdiction.

United States holders

        The following discussion is a summary of certain United States federal income tax consequences that will apply to you if you are a United States holder of notes.

        For purposes of this discussion, a United States holder is a beneficial owner of a note that is for United States federal income tax purposes:

  •
  an individual citizen or resident of the United States;

  •
  a corporation (or any other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

  •
  an estate the income of which is subject to United States federal income taxation regardless of its source; or

  •
  a trust if (1) it is subject to the primary supervision of a court within the United States and one or more United States persons has the authority to control all substantial decisions of the trust or (2) it has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

        A non-United States holder is a beneficial owner (other than a partnership) of notes that is not a United States holder.

Accrual of interest

        The Treasury regulations that apply to contingent payment debt obligations will apply to the notes. All payments on the notes will be taken into account under these Treasury regulations. As discussed more fully below, the effect of these Treasury regulations will be to:

  •
  require you, regardless of your usual method of tax accounting, to use the accrual method with respect to the notes;

  •
  result in the accrual of original issue discount by you based on the "comparable yield" of the notes in excess of stated interest payments actually made to you; and

  •
  generally result in ordinary rather than capital treatment of any gain, and to some extent loss, on the sale, exchange or other disposition of the notes.

        Under the contingent payment debt rules, you will be required to include original issue discount in income each year, regardless of your usual method of tax accounting, based on the "comparable yield" of the notes, which will generally be the rate at which Lehman Brothers Holdings could issue a fixed rate debt instrument with terms and conditions similar to the notes.

        Lehman Brothers Holdings is required to provide the comparable yield to you and, solely for tax purposes, is also required to provide a projected payment schedule that includes the actual interest payments on the notes and estimates the amount and timing of contingent payments on the notes. Lehman Brothers Holdings will provide the comparable yield and projected payment schedule in the relevant pricing supplement. Lehman Brothers Holdings agrees and, by purchasing a note, you agree, for United States federal income tax purposes, to be bound by Lehman Brothers Holdings' determination of the comparable yield and projected payment schedule. As a consequence, for United States federal income tax purposes, you must use the comparable yield determined by Lehman Brothers Holdings and the projected payments set forth in the projected payment schedule prepared by Lehman Brothers Holdings in determining your interest accruals, and the adjustments thereto, in respect of the notes.

The comparable yield and the projected payment schedule are not provided for any purpose other than the determination of your interest accruals and adjustments thereof in respect of the notes and do not constitute a representation regarding the actual amount of the payment on a note.

        The amount of original issue discount on a note for each accrual period is determined by multiplying the comparable yield of the note, adjusted for the length of the accrual period, by the note's adjusted issue price at the beginning of the accrual period, determined in accordance with the rules set forth in the contingent payment debt regulations. The amount of original issue discount so determined is then allocated on a ratable basis to each day in the accrual period that you held the note. Lehman Brothers Holdings is required to provide information returns stating the amount of original issue discount accrued on notes held of record by persons other than corporations and other exempt owners.

        If an actual contingent payment made on the notes differs from the projected contingent payment, an adjustment will be made for the difference. A positive adjustment, for the amount by which an actual payment exceeds the projected contingent payment, will be treated as additional original issue discount in the current year. For these purposes, the payments in a taxable year include the fair market value of property received in that year. A negative adjustment will:

  •
  first, reduce the amount of original issue discount required to be accrued in the current year; and

  •
  second, any negative adjustments that exceed the amount of original issue discount accrued in the current year will be treated as ordinary loss to the extent of your total prior original issue discount inclusions with respect to the note.

Sale, exchange, redemption, repurchase or other disposition of notes

        Upon the sale, exchange or other disposition of a note, you will recognize gain or loss equal to the difference between your amount realized (including the fair market value of any property received in a repurchase or redemption if Lehman Brothers Holdings elects the stock settlement option) and your adjusted tax basis in the note. Such gain on a note generally will be treated as ordinary income. Loss from the disposition of a note will be treated as ordinary loss to the extent of your prior net original issue discount inclusions with respect to the note. Any loss in excess of that amount will be treated as capital loss. Special rules apply in determining the tax basis of a note. Your adjusted tax basis in a note is generally increased by original issue discount you previously accrued on the note and reduced by the projected amount of any payments previously scheduled to be made on the note.

        If Lehman Brothers Holdings elects the stock settlement option, your tax basis in the shares of index stock received will equal the then current fair market value of such stock. Your holding period for such stock will commence on the day of maturity, redemption or repurchase.

Non-United States holders

        The following discussion is a summary of certain United States federal tax consequences that will apply to you if you are a Non-United States holder of notes.

        Special rules may apply to you if you are a controlled foreign corporation, passive foreign investment company, a corporation that accumulates earnings to avoid United States federal income tax, or an individual who is a United States expatriate and therefore subject to special treatment under the Code. You should consult your own tax advisors to determine the United States federal, state, local and other tax consequences that may be relevant to you.

United States federal withholding tax

        The 30% United States federal withholding tax will not apply to any payment, including original issue discount, on a note under the portfolio interest rule provided that:

  •
  interest paid on the note is not effectively connected with your conduct of a trade or business in the United States;

  •
  you do not actually, or constructively, own 10% or more of the total combined voting power of all classes of Lehman Brothers Holdings' voting stock within the meaning of the Code and the Treasury regulations;

  •
  you are not a controlled foreign corporation that is related to Lehman Brothers Holdings through stock ownership;

  •
  you are not a bank whose receipt of interest on a note is described in Section 881(c)(3)(A) of the Code;

  •
  the index stock, or any stocks underlying an index or basket, as the case may be, remain actively traded on an established financial market within the meaning of

    Section 871(h)(4)(c)(v)(i) of the Code and are not a United States real property interest as defined in Section 897(c)(1) of the Code; and

  •
  (1) you provide your name and address on an Internal Revenue Service ("IRS") Form W-8BEN and certify, under penalties of perjury, that you are not a United States holder or (2) you hold your notes through certain foreign intermediaries and you satisfy the certification requirements of applicable Treasury regulations.

        Special certification rules apply to holders that are pass-through entities rather than individuals.

        If you cannot satisfy the requirements described above, payments made to you will be subject to a 30% United States federal withholding tax, unless you provide Lehman Brothers Holdings with a properly executed (1) IRS Form W-8BEN (or other applicable form) claiming an exemption from, or reduction in, withholding under the benefit of an applicable income tax treaty or (2) IRS Form W-8ECI stating that interest paid on a note is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States (as described below under "United States federal income tax"). Alternative documentation may be applicable in certain situations.

United States federal income tax

        Any gain or income on a note will generally be subject to United States federal income tax if you are engaged in a trade or business in the United States, and gain or income on the notes is effectively connected with the conduct of that trade or business. In such case, you will be subject to United States federal income tax on such gain or income on a net income basis (although exempt from the 30% withholding tax, provided you comply with certain certification and disclosure requirements discussed above in "United States federal withholding tax") in the same manner as if you were a United States holder. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30%, or lower applicable income tax treaty rate, of your earnings and profits for the taxable year, subject to adjustments, that are effectively connected with the conduct by you of a trade or business in the United States.

United States federal estate tax

        Your estate will not be subject to United States federal estate tax on notes beneficially owned by you at the time of your death, provided that any payment to you on a note would be eligible for exemption from the 30% withholding tax under the rules described in the bullet points under the heading "—United States federal withholding tax," without regard to the certification requirements of the sixth bullet point.

Information reporting and backup withholding

        If you are a United States holder of notes, information reporting requirements will generally apply to all payments Lehman Brothers Holdings makes to you and the proceeds from the sale of a note paid to you, unless you are an exempt recipient such as a corporation. Backup withholding tax will apply to those payments if you fail to provide a taxpayer identification number, a certification of exempt status, or if you fail to report in full interest income.

        If you are a Non-United States holder of notes, Lehman Brothers Holdings must report annually to the IRS and to you the amount of payments Lehman Brothers Holdings makes to you and the tax withheld with respect to such payments, regardless of whether withholding was required. Copies of the information returns reporting such payments and withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty. In general, you will not be subject to backup withholding regarding payments Lehman Brothers

Holdings makes to you provided that Lehman Brothers Holdings does not have actual knowledge or reason to know that you are a United States holder and Lehman Brothers Holdings has received from you the statement described above under "—Non-United States holders—United States federal withholding tax." In addition, you will be subject to information reporting and, depending on the circumstances, backup withholding regarding the proceeds of the sale of a note made within the United States or conducted through United States-related intermediaries, unless the payor receives the statement described above and does not have actual knowledge or reason to know that you are a United States holder, or you otherwise establish an exemption.

        Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against your United States federal income tax liability provided the required information is furnished to the IRS.

SUPPLEMENTAL ERISA CONSIDERATIONS

        Each person considering the use plan assets of a pension, profit-sharing or other employee benefit plan, individual retirement account, Keogh plan or other retirement plan, account or arrangement (a "plan") to acquire or hold the notes should consider whether an investment in the notes would be consistent with the documents and instruments governing the plan, and whether the investment would involve a prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code. In this regard the U.S. Department of Labor, or DOL, has suggested that at the time of acquisition of any notes, no more than 15% of a plan's assets should be invested in the notes.

        Section 406 of ERISA and Section 4975 of the Code prohibit plans subject to Title I of ERISA and/or Section 4975 of the Code ("ERISA plans") from engaging in certain transactions involving "plan assets" with persons who are "parties in interest" under ERISA or "disqualified persons" under the Code ("parties in interest") with respect to the plan. A violation of these prohibited transaction rules may result in civil penalties or other liabilities under ERISA and/or an excise tax under Section 4975 of the Code for those persons, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. Certain plans including those that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3 (33) of ERISA) and foreign plans (as described in Section 4(b)(4) of ERISA) are not subject to the requirements of ERISA or Section 4975 of the Code but may be subject to similar provisions under applicable federal, state, local, foreign or other regulations, rules or laws ("similar laws").

        The acquisition of the notes by an ERISA plan with respect to which the Lehman Brothers Holdings Inc., Lehman Brothers Inc. or certain of their affiliates is or becomes a party in interest may constitute or result in prohibited transactions under ERISA or Section 4975 of the Code, unless those notes are acquired pursuant to and in accordance with an applicable exemption. The DOL has issued prohibited transaction class exemptions, or "PTCEs", as well as individual exemptions that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase or holding of the notes.

        In addition, we have obtained from the DOL an exemption from the prohibited transaction rules that, if the conditions set forth therein are satisfied, will provide relief to permit the purchase and holding of notes by an ERISA plan for whom we or one of our affiliates is a service provider. This exemption was issued by the DOL pursuant to its "Expedited Exemption Procedure" under PTCE 96-62. Copies of both the proposed and final exemption are available from us upon request. Purchasers and holders of the notes have exclusive responsibility for ensuring that their purchase and holding of the notes do not violate the prohibited transaction or other rules of ERISA, the Code or applicable similar laws, and nothing herein should be construed as a representation or suggestion by Lehman

Brothers Holdings Inc., Lehman Brothers Inc. or any of their respective affiliates that the purchase or holding of the notes will satisfy any such rules.

        Each purchaser and holder of the notes or any interest in the notes will be deemed to have represented by its purchase or holding of the notes that either (1) it is not a plan or a plan asset entity and is not purchasing or holding those notes on behalf of or with "plan assets" of any plan or plan asset entity or (2) the purchase or holding of the notes will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or violation under any applicable similar laws.

        Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries or other persons considering purchasing the notes on behalf of or with "plan assets" of any plan or plan asset entity consult with their counsel regarding the availability of exemptive relief under any of the PTCEs listed above or any other applicable exemption, or the potential consequences of any purchase or holding under similar laws, as applicable.

BOOK-ENTRY ISSUANCE

        The notes of each series will be represented by one or more global securities that will be deposited with and registered in the name of DTC or its nominee. See "Book-Entry Procedures and Settlement" on page 38 of the base prospectus.

        The trustee for the notes will wire payments on the notes to DTC's nominee. Lehman Brothers Holdings and the trustee will treat DTC's nominee as the owner of each global security for all purposes. Accordingly, Lehman Brothers Holdings, the trustee and any paying agent will have no direct responsibility or liability to pay amounts due on the global security to you or any other beneficial owners in the global security. Any redemption notices will be sent by Lehman Brothers Holdings directly to DTC, who will in turn inform the direct participants or the indirect participants, who will then contact you as a beneficial holder. If less than all of the notes are being redeemed, DTC will proportionally allot the amount of the interest of each direct participant to be redeemed.

        It is DTC's current practice, upon receipt of any payment of interest, distributions or liquidation amount, to proportionally credit direct participants' accounts on the payment date based on their holdings. In addition, it is DTC's current practice to pass through any consenting or voting rights to the participants by using an omnibus proxy. Those participants in turn will make payments to and solicit votes from you, the ultimate owner of notes based on customary practices. Payments to you will be the responsibility of the participants and not of DTC, the trustee or Lehman Brothers Holdings.

SUPPLEMENTAL PLAN OF DISTRIBUTION

        With respect to each series of notes to be issued, Lehman Brothers Holdings will agree to sell to the agents identified in the relevant pricing supplement (which may include Lehman Brothers Inc.), as principals, and the agents will agree, severally, to purchase from Lehman Brothers Holdings, the principal amount of the notes specified, at the price specified in the relevant pricing supplement. The agents will be committed to take and pay for all of the notes they agree to purchase, if any are taken.

        The agents will offer each series of notes initially at a public offering price equal to the issue price set forth in the relevant pricing supplement and may offer the notes to certain dealers at such price less a concession not in excess of a percentage of the principal amount of the notes specified in the relevant pricing supplement. The agents may allow, and any such dealers may reallow, a discount not in excess of a percentage of the principal amount of the notes specified in the relevant pricing supplement on sales to certain other dealers. After the initial public offering, the public offering price and other selling terms may from time to time be varied by the agents.

        Each series of notes will be a new issue of securities with no established trading market. Lehman Brothers Holdings has been advised by Lehman Brothers Inc., as lead agent, that the agents intend to make a market in the notes, but they are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given that a liquid trading market for the notes will develop or be maintained. For more information about the plan of distribution and possible market-making activities, see "Plan of Distribution" in the MTN prospectus supplement and base prospectus.

        Lehman Brothers Holdings will agree to indemnify the agents against some liabilities, including liabilities under the Securities Act of 1933, as described in the MTN prospectus supplement and base prospectus.

        This synthetic convertible prospectus supplement, the MTN prospectus supplement, the base prospectus and any relevant pricing supplement in electronic format may be made available on the Internet sites or through other online services maintained by Lehman Brothers Holdings and/or the agents and/or selling group members participating in any offering of notes, or by their affiliates. In those cases, prospective investors may view offering terms online and, depending upon the particular agent or selling group member, prospective investors may be allowed to place orders online. The agent may agree with Lehman Brothers Holdings to allocate a specific number of shares for sale to online brokerage account holders. Any such allocation for online distributions will be made by the agent on the same basis as other allocations.

        Other than this synthetic convertible prospectus supplement, the MTN prospectus supplement, the base prospectus and any relevant pricing supplement in electronic format, the information on Lehman Brothers Holdings' or any agent's or any selling group member's web site and any information contained in any other web site maintained by any agent or selling group member is not part of this synthetic convertible prospectus supplement, the MTN prospectus supplement, the base prospectus, any relevant pricing supplement or the registration statement of which they form a part, has not been approved and/or endorsed by Lehman Brothers Holdings or any underwriter or selling group member in its capacity as an agent or selling group member, except, in each case, with respect to the website maintained by it, and should not be relied upon by investors.

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TABLE OF CONTENTS
SUMMARY INFORMATION—Q&A
RISK FACTORS
USE OF PROCEEDS AND HEDGING
DESCRIPTION OF THE NOTES
COMMON STOCK INFORMATION
INDEX INFORMATION
UNITED STATES FEDERAL INCOME TAX CONSEQUENCES
SUPPLEMENTAL ERISA CONSIDERATIONS
BOOK-ENTRY ISSUANCE
SUPPLEMENTAL PLAN OF DISTRIBUTION